Exhibit 10.102

SECURED CONVERTIBLE DEBENTURE

$5,000,000	Maturity Date:
December 24, 2004

FOR VALUE RECEIVED, Incara Pharmaceuticals Corporation (f/k/a Incara, Inc.), a Delaware corporation (the “Maker”) and the successor-by-merger to Incara Pharmaceuticals Corporation, the Maker’s former parent (the “Parent”), hereby promises to pay to the order of Goodnow Capital, L.L.C., a Delaware limited liability company and the successor-by-merger to Goodnow Capital, Inc., or its successors, assigns and legal representatives (the “Holder”), at 152 West 57th Street, 21st Floor, New York, New York 10019, or at such other location as the Holder may designate from time to time, the aggregate principal sum of all advances (each, an “Advance” and, collectively, the “Advances”) made by the Holder to the Maker, in lawful money of the United States of America, together with interest on each such Advance at a rate of 10% per annum. This Secured Convertible Debenture (this “Debenture”) is the Debenture of the Maker referred to in that certain Debenture and Warrant Purchase Agreement (the “Purchase Agreement”), dated as of September 16, 2003, by and among the Holder, the Maker and the Parent. This Debenture is subject to the terms and conditions of the Purchase Agreement. Capitalized terms not otherwise defined herein shall have the meanings ascribed thereto in the Purchase Agreement.

1. Advances. Subject to the terms and conditions contained herein and in the Purchase Agreement, the Holder shall make Advances to the Maker from time to time upon 10 Business Days written request of the Maker, subject to an aggregate limit of Five Million Dollars ($5,000,000) (the “Maximum Principal Amount”), and only in accordance with the terms of the budget attached hereto as Exhibit A (the “Budget”) or any development plan (the “Plan”) approved in writing by the Holder. The proceeds of any Advance shall be used by the Maker only for the specific purposes set forth in the Budget or the Plan. The principal amount of each Advance made by the Holder and all payments made by the Maker shall be entered by the Holder on its books and records; which books and records shall be conclusive evidence of the amounts outstanding hereunder absent manifest error.

2. Maturity Date. Subject to acceleration as provided herein, the aggregate principal amount of the Advances and accrued interest thereon shall be due and payable on December 24, 2004 (the “Maturity Date”).

3. Interest on Overdue Amounts. If the Maker fails to pay any amount hereunder when due, whether on the Maturity Date, upon acceleration or otherwise, and such failure continues for a period of five (5) Business Days or more, interest shall thereafter accrue on any overdue amounts at a rate of 15% per annum until paid in full.

4. Calculation of Interest. Interest hereunder shall be calculated on the basis of a 360-day year for the actual number of days elapsed.

5. Prepayment. The Maker may not prepay this Debenture at any time without the prior written consent of the Holder. Any permitted prepayments hereunder shall be applied first, to the payment of any expenses then owed to the Holder, second, to accrued interest on this Debenture and third, to the payment of the principal outstanding under this Debenture. The Maker shall not have the right to set off or otherwise deduct from amounts payable by it hereunder any amounts whether liquidated or unliquidated, which the Holder or any of its Affiliates may owe to the Maker, which right is hereby expressly waived to the maximum extent permitted by applicable law.

6. Conversion.

(a)(i) At any time on or prior to the Maturity Date or, if the Debenture has not been paid in full on the Maturity Date, at any time following the Maturity Date until the Debenture has been paid in full but in no event after eighteen (18) months following the Maturity Date (the “Conversion Expiration Date”), the Holder shall have the right to convert all or any portion of the principal of and accrued interest on this Debenture into a number (rounded down in the case of any fractional shares) of fully paid and non-assessable shares of common stock, par value $.001 per share, of the Maker (the “Common Stock”) equal to the amount being converted divided by $0.10 (the “Conversion Price”); provided, however, if this Debenture is being converted after the Maturity Date, the Conversion Price shall be the lower of (i) $.10 or (ii) the Fair Market Value (as defined below) of a share of Common Stock on such Conversion Date (as defined in Section 6(b) below). The Conversion Price shall be appropriately adjusted for stock splits, reverse stock splits, reclassifications, recapitalizations, or other similar occurrences affecting the number of shares of Common Stock outstanding. For purposes of this Debenture, the “Fair Market Value” of a share of Common Stock as of a particular Conversion Date (the “Valuation Date”) shall mean the following: (v) if the Common Stock is then listed on a national stock exchange, the closing sale price of one share of Common Stock on such exchange on the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; (w) if the Common Stock is then included in The Nasdaq Stock Market, Inc. (“Nasdaq”), the closing sale price of one share of Common Stock on Nasdaq on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on Nasdaq as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; (x) if the Common Stock is then included in the Over-the-Counter

Bulletin Board, the closing sale price of one share of Common Stock on the Over-the-Counter Bulletin Board on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the Over-the-Counter Bulletin Board as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; (y) if the Common Stock is then included in the “pink sheets”, the closing sale price of one share of Common Stock on the “pink sheets” on the last trading day prior to the Valuation Date or, if no such closing sale price is available, the average of the high bid and the low ask price quoted on the “pink sheets” as of the end of the last trading day prior to the Valuation Date, provided that if such stock has not traded in the prior ten (10) trading sessions, the Fair Market Value shall be the average closing price of one share of Common Stock in the most recent ten (10) trading sessions during which the Common Stock has traded; or (z) if the Common Stock is not then listed on a national stock exchange or quoted on Nasdaq or the Over-the-Counter Bulletin Board or the “pink sheets”, the Fair Market Value of one share of Common Stock as of the Valuation Date shall be determined in good faith by the Board of Directors of the Maker and the Holder.

(ii) Notwithstanding anything contained in this Debenture to the contrary, subject to Sections 6(c)(i) and (ii) below, the Holder shall, at any time while this Debenture is outstanding but in no event following the Conversion Expiration Date, have the right, at its option, to convert the Maximum Principal Amount of this Debenture into Common Stock in accordance with Section 6(a)(i) hereof (regardless of whether the Holder has, as of such Conversion Date, advanced the Maximum Principal Amount of this Debenture); provided, that, the Holder advances to the Maker the balance of the Maximum Principal Amount which has not previously been advanced to the Maker.

(b) To effect the conversion of this Debenture, the Holder shall surrender this Debenture to the Maker together with a written notice of conversion specifying the date on which such conversion is to be effected (such date, the “Conversion Date”) and, unless the shares to be issued upon such conversion are then subject to an effective registration statement, a representation letter to the Maker containing customary private placement representations and warranties so that the issuance of the shares of Common Stock upon conversion of this Debenture shall be exempt from registration under the 1933 Act. Promptly following the Conversion Date (but in no event more than three (3) Business Days thereafter), the Maker shall issue to the Holder the shares of Common Stock into which this Debenture has been converted, registered in the name of the Holder or its nominee and shall deliver the certificate(s) representing such shares to the Holder at the address specified by the Holder, and, unless the Holder has converted all of the principal and accrued interest on this Debenture into Common Stock, a new Debenture representing the principal and accrued interest which the Holder did not convert into Common Stock (which new Debenture shall be in the form of this Debenture and shall continue to be convertible into shares of Common Stock at the Holder’s election). From and after the Conversion Date, the Holder shall be treated for all purposes as the owner of the shares of Common Stock into which this Debenture has been converted and the certificate(s) for such shares shall be issued as of the Conversion Date.

(c)(i) Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Debenture or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on exercise or conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this Section 6(c)(i) is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 9.99% of the then outstanding shares of Common Stock. Due to the restrictions set forth in the immediately preceding sentence, the Holder is not, as of the date of issuance of this Debenture, entitled to convert any portion of this Debenture into shares of Common Stock by virtue of the fact that it beneficially owns, as of the date of issuance of this Debenture, more than 9.99% of the outstanding shares of Common Stock. The Holder of this Debenture may waive the limitations set forth in this Section 6(c)(i) upon sixty-one (61) days written notice to the Maker.

(ii) Notwithstanding anything herein to the contrary, in no event shall the Holder be entitled to convert any portion of this Debenture in excess of that portion of this Debenture upon conversion of which the sum of (1) the number of shares of Common Stock beneficially owned by the Holder and its Affiliates (other than shares of Common Stock which may be deemed beneficially owned through the ownership of the unconverted portion of this Debenture or the unexercised or unconverted portion of any other security of the Holder subject to a limitation on exercise or conversion analogous to the limitations contained herein) and (2) the number of shares of Common Stock issuable upon the conversion of the portion of this Debenture with respect to which the determination of this Section 6(c)(ii) is being made, would result in beneficial ownership by the Holder and its Affiliates of more than 74.99% of the then outstanding shares of Common Stock.

(iii) For purposes of Sections 6(c)(i) and (ii), “beneficial ownership” shall be determined in accordance with Section 13(d) of the 1934 Act and Regulation 13D-G thereunder, except as otherwise provided in clause (1) of such sentence. As used in Section 6(c)(i) and (ii), the term “Affiliate” means any person or entity that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a person or entity, as such terms are used in and construed under Rule 144 under the 1933 Act.

(d) The Maker shall, at all times prior to full conversion or satisfaction of this Debenture, reserve a sufficient number of duly authorized shares of Common Stock to satisfy the conversion rights granted to the Holder hereunder without regard to the limitations specified in Sections 6(c)(i) and (ii). When the shares of Common Stock issuable upon the conversion of this Debenture are authorized for quotation on Nasdaq or listing on the New York Stock Exchange (or authorized for listing or quotation on any other national securities exchange or the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be), the Maker shall keep the shares of Common Stock issuable upon the conversion of this Debenture authorized for quotation on Nasdaq or listing on the New York Stock Exchange (or authorized for listing or quotation on any other national securities exchange or the Over-the-Counter Bulletin Board or the “pink sheets”, as the case may be).

(e) Except as provided in Section 6(f) below, if and whenever the Maker shall issue or sell, or is, in accordance with any of Sections 6(e)(i) through (vi) hereof, deemed to have issued or sold, any shares of Common Stock for a consideration per share less than the Conversion Price in effect immediately prior to the time of such issue or sale, then and in each such case (a “Trigger Issuance”) the then-existing Conversion Price shall be reduced, as of the close of business on the effective date of the Trigger Issuance, to a Conversion Price determined as follows:

Adjusted Conversion Price = (A x B) + D

A+C

where

A = the number of shares of Common Stock outstanding (including any Additional Shares of Common Stock (as defined below) immediately preceding such Trigger Issuance);

B = the Conversion Price in effect immediately preceding such Trigger Issuance;

C = the number of Additional Shares of Common Stock (as adjusted for stock splits, stock combinations, recapitalizations, and dividends and the like) outstanding or deemed outstanding hereunder as a result of such Trigger Issuance; and

D = the aggregate consideration, if any, received or deemed to be received by the Maker upon such Trigger Issuance.

For purposes of this Section 6(e), “Additional Shares of Common Stock” shall mean all shares of Common Stock issued by the Maker or deemed to be issued pursuant to the provisions of this Section 6(e), except for those issuances covered by Section 6(f) below.

For purposes of this Section 6(e), the following Sections 6(e)(i) to 6(e)(vi) shall also be applicable (subject, in each such case, to the provisions of Section 6(f) below):

(i) Issuance of Rights or Options. In case at any time the Maker shall in any manner grant any warrants or other rights to subscribe for or to purchase, or any options for the purchase of, Common Stock or any stock or security convertible into or exchangeable for Common Stock (such warrants, rights or options being called “Options” and such convertible or exchangeable stock or securities being called “Convertible Securities”), whether or not such Options or the right to convert or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon the exercise of such Options or upon the conversion or exchange of such Convertible Securities (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (x) the total amount, if any, received or receivable by the Maker as consideration for the granting of such Options, plus (y) the aggregate amount of additional consideration payable to the Maker upon the exercise of all such Options, plus (z) in the case of such Options which relate to Convertible Securities, the aggregate amount of additional consideration, if any, payable upon the issue or sale of such Convertible Securities and upon the conversion or exchange thereof, by (B) the total maximum number of shares of Common Stock issuable upon the exercise of such Options or upon the conversion or exchange of all such Convertible Securities issuable upon the exercise of such Options) shall be less than the Conversion Price in effect immediately prior to the time of the granting of such Options, then the total number of shares of Common Stock issuable upon the exercise of such Options or upon conversion or exchange of the total amount of such Convertible Securities issuable upon the exercise of such Options shall be deemed to have been issued for such price per share as of the date of granting of such Options or the issuance of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price. Except as otherwise provided in Section 6(e)(iii), no adjustment of the Conversion Price shall be made upon the actual issue of such Common Stock or of such Convertible Securities upon exercise of such Options or upon the actual issue of such Common Stock upon conversion or exchange of such Convertible Securities.

(ii) Issuance of Convertible Securities. In case the Maker shall in any manner issue or sell any Convertible Securities, whether or not the rights to exchange or convert any such Convertible Securities are immediately exercisable, and the price per share for which Common Stock is issuable upon such conversion or exchange (determined by dividing (A) the sum (which sum shall constitute the applicable consideration) of (x) the total amount received or receivable by the Maker as consideration for the issue or sale of such Convertible Securities, plus (y) the aggregate amount of additional consideration, if any, payable to the Maker upon the conversion or exchange thereof, by (B) the total number of shares of Common Stock issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Conversion Price in effect immediately prior to the time of such issue or sale, then the total maximum number of shares of Common Stock issuable upon conversion or exchange of all such Convertible Securities shall be deemed to have been issued for such price per share as of the date of the issue or sale of such Convertible Securities and thereafter shall be deemed to be outstanding for purposes of adjusting the Conversion Price, provided that except as otherwise provided in Section 6(e)(iii), no adjustment of the Conversion Price shall be made upon the actual issuance of such Common Stock upon conversion or exchange of such Convertible Securities and no further adjustment of the Conversion Price shall be made by reason of the issue or sale of Convertible Securities upon exercise of any Options to purchase any such Convertible Securities for which adjustments of the Conversion Price have been made pursuant to the other provisions of Section 6(e).

(iii) Change in Option Price or Conversion Rate. Upon the happening of any of the following events, namely, if (A) the purchase price provided for in any Option referred to in Section 6(e)(i) hereof, (B) the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in Sections 6(e)(i) or 6(e)(ii), or (C) the rate at which Convertible Securities referred to in Sections 6(e)(i) or 6(e)(ii) are convertible into or exchangeable for Common Stock shall change at any time (including, but not limited to, changes under or by reason of provisions designed to protect against dilution), the Conversion Price in effect at the time of such event shall forthwith be readjusted to the Conversion Price which would have been in effect at such time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion rate, as the case may be, at the time initially granted, issued or sold.

(iv) Consideration for Stock. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for cash, the consideration received therefor shall be deemed to be the net amount received by the Maker therefor, after deduction therefrom of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Company in connection therewith. In case any shares of Common Stock, Options or Convertible Securities shall be issued or sold for a consideration other than cash or for a consideration including cash and such other consideration, the amount of the consideration other than cash received by the Maker shall be deemed to be the fair value of such consideration as determined in good faith by the board of directors of the Maker, after deduction of any expenses incurred or any underwriting commissions or concessions paid or allowed by the Maker in connection therewith. In case any Options shall be issued in connection with the issue and sale of other securities of the Maker, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued for such consideration as determined in good faith by the board of directors of the Maker.

(v) Record Date. In case the Maker shall take a record of the holders of its Common Stock for the purpose of entitling them (A) to receive a dividend or other distribution payable in Common Stock, Options or Convertible

Securities or (B) to subscribe for or purchase Common Stock, Options or Convertible Securities, then such record date shall be deemed to be the date of the issue or sale of the shares of Common Stock deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right of subscription or purchase, as the case may be. If the Maker shall have taken a record of the holders of its Common Stock for the purpose of entitling them to receive a dividend or distribution or subscription or purchase rights and shall, thereafter and before the distribution to stockholders thereof, legally abandon its plan to pay or deliver such dividend, distribution, subscription or purchase rights, then thereafter no adjustment shall be required by reason of the taking of such record and any such adjustment previously made in respect thereof shall be rescinded and annulled.

(vi) Treasury Shares. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Maker or any of its wholly-owned subsidiaries, and the disposition of any such shares (other than the cancellation or retirement thereof) shall be considered an issue or sale of Common Stock for the purpose of this Section 6(e).

(f) Anything herein to the contrary notwithstanding, the Maker shall not be required to make any adjustment of the Conversion Price in the case of the issuance of (i) capital stock, Options or Convertible Securities issued to directors, officers, employees or consultants of the Maker in connection with their service as directors of the Maker, their employment by the Maker or their retention as consultants by the Maker pursuant to any employee benefit plans or programs approved by the board of directors of the Maker or any committee thereof, (ii) shares of Common Stock upon the conversion or exercise of Options or Convertible Securities outstanding as of September 12, 2003, and (iii) shares of Common Stock issued or issuable by reason of a dividend, stock split or other distribution payable pro rata to all holders of Common Stock (but only to the extent that such a dividend, split or distribution results in an adjustment in the Conversion Price pursuant to the other provisions of this Debenture).

(g) With each adjustment to the Conversion Price pursuant to Section 6(e), the Maker shall deliver to the Holder a certificate signed by its chief financial or executive officer setting forth, in reasonable detail, the event requiring the adjustment to the Conversion Price, the method by which such adjustment was calculated, and the Conversion Price after giving effect to such adjustment, which shall be mailed by first class mail, postage prepaid to the Holder.

7. Events of Default. Each of the following shall constitute an “Event of Default” hereunder:

(a) The Maker shall fail to pay any amount under this Debenture when due (whether at the Maturity Date, upon acceleration or otherwise);

(b) (i) the Maker shall fail to use the proceeds of any Advance only for the specific purposes set forth in the Budget or the Plan or (ii) the Maker or any other party thereto (other than the Holder) shall fail to observe or perform or otherwise default or breach any of the covenants set forth herein or in any of the Other Transaction Documents;

(c) Any representation or warranty made by the Maker in this Debenture or any of the Transaction Documents shall have been untrue or misleading in any material respect when made;

(d) The Maker fails to make a required payment or payments on indebtedness for borrowed money, if any, of Twenty-Five Thousand Dollars ($25,000) or more in aggregate principal amount;

(e) There shall have occurred an acceleration of the stated maturity of any indebtedness for borrowed money of the Maker of Twenty-Five Thousand Dollars ($25,000) or more in aggregate principal amount;

(f) Any covenant, agreement or obligation of the Maker in any of the Security Documents (as defined in Section 8) shall cease to be enforceable, or shall be determined to be unenforceable in any material respect; or any of the security interests granted to the Holder in any of the Security Documents shall be determined to be void, voidable, invalid or unperfected, are subordinated or are ineffective to provide the Holder with a perfected, first priority security interest in the collateral covered by any of the Security Documents;

(g) if the Maker fails to observe or perform any of its covenants contained in Section 8 of the Purchase Agreement;

(h) if the Maker fails to observe or perform any of its covenants contained in the Purchase Agreement, the Amended Company Security Agreement or in any Other Transaction Document (other than any failure which is covered by Section 7(a) of this Debenture and other than any failure which is covered by Section 7(g) of this Debenture), and such failure continues for thirty (30) days after receipt by the Maker of notice thereof;

(i) Any Event of Default, or other breach or default, shall have occurred and be continuing under any of the Security Documents, any Other Transaction Document or any other agreement, instrument or document now or hereafter existing between the Lender or any of its Affiliates, on the one hand, and the Maker or any of its Affiliates, on the other hand;

(j) The Maker shall merge or consolidate with or into any other person or entity, sell, transfer, lease or otherwise dispose of all or any substantial portion of its assets in one transaction or a series of related transactions, participate in any share exchange, consummate any recapitalization, reclassification, reorganization or other business combination transaction or adopt a plan of liquidation or dissolution or agree to do any of the foregoing;

(k) One or more judgments in an aggregate amount in excess of Twenty-Five Thousand Dollars ($25,000) shall have been rendered against the Maker and such judgment or judgments remain undischarged or unstayed for a period of sixty (60) days after such judgment or judgments become or became, as the case may be, final and unappealable;

(l) The failure of Aeolus to file an Investigational New Drug Application (IND) with the Food and Drug Administration for the compound AEOL-10150 by May 31, 2004;

(m) The failure of Aeolus to initiate Phase I human clinical studies for the compound AEOL-10150 in accordance with applicable law, rules and regulations, by July 31, 2004;

(n) The Maker shall have applied for or consented to the appointment of a custodian, receiver, trustee or liquidator, or other court-appointed fiduciary of all or a substantial part of its properties; or a custodian, receiver, trustee or liquidator or other court appointed fiduciary shall have been appointed with or without the consent of the Maker; or the Maker is generally not paying its debts as they become due by means of available assets or is insolvent, or has made a general assignment for the benefit of creditors; or the Maker files a voluntary petition in bankruptcy, or a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any insolvency law, or an answer admitting the material allegations of a petition in any bankruptcy, reorganization or insolvency proceeding or has taken action for the purpose of effecting any of the foregoing; or if, within sixty (60) days after the commencement of any proceeding against the Maker seeking any reorganization, rehabilitation, arrangement, composition, readjustment, liquidation, dissolution or similar relief under the Federal bankruptcy code or similar order under future similar legislation, the appointment of any trustee, receiver, custodian, liquidator, or other court-appointed fiduciary of the Maker or of all or any substantial part of its properties, such order or appointment shall not have been vacated or stayed on appeal or otherwise or if, within sixty (60) days after the expiration of any such stay, such order or appointment shall not have been vacated;

Upon the occurrence of any Event of Default, the Holder may, at its option, declare all amounts due hereunder to be due and payable immediately and, upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in clause (n) occurs, then all amounts due hereunder shall become immediately due and payable without any declaration or other act on the part of the Holder. Upon the occurrence of any Event of Default, the Holder may, in addition to declaring all amounts due hereunder to be immediately due and payable, pursue any available remedy, whether at law or in equity, including, without limitation, exercising its rights under the Security Documents. If an Event of Default occurs, the Maker shall pay to the Holder the reasonable attorneys’ fees and disbursements and all other out-of-pocket costs incurred by the Holder in order to collect amounts due and owing under this Debenture or otherwise to enforce the Holder’s rights and remedies hereunder and under the Security Documents.

8. Secured Obligation; Affirmation of Collateral.

(a) This Debenture and the indebtedness evidenced hereby are deemed future advances and are obligations secured by (i) the Amended Company Security Agreement, (ii) the Amended and Restated Aeolus Guaranty, and (iii) the Amended Aeolus Security Agreement (collectively, as amended or modified, the “Security Documents”).

(b) The Maker hereby warrants and agrees that the liens granted under the Security Documents are validly perfected liens securing all of the existing and future Obligations (as defined in each of the Security Documents) owing by the Maker to the Holder, whether direct or indirect.

(c) The Maker acknowledges and agrees that each of the Security Documents remains in full force and effect and that the Holder’s rights and remedies thereunder are not intended to be limited by, and are not limited by, this Debenture.

9. Reimbursement of Expenses. In addition to its other obligations hereunder, not later than the close of business on the date hereof or one (1) Business Day after receipt of an invoice therefor, the Maker shall reimburse the Holder for the fees and disbursements incurred by the Holder’s counsel in connection with the preparation, negotiation, execution and enforcement of this Debenture.

10. Waiver of Presentment, Demand and Dishonor. The Maker hereby waives presentment for payment, protest, demand, notice of protest, notice of non-payment and diligence with respect to this Debenture, and waives and renounces all rights to the benefit of any statute of limitations or any moratorium, appraisement, exemption or homestead now provided or that hereafter may be provided by any federal or applicable state statute, including but not limited to exemptions provided by or allowed under the Federal Bankruptcy Code, both as to itself and as to all of its property, whether real or personal, against the enforcement and collection of the obligations evidenced by this Debenture and any and all extensions, renewals and modifications hereof.

No failure on the part of the Holder hereof to exercise any right or remedy hereunder with respect to the Maker, whether before or after the happening of an Event of Default, shall constitute a waiver of any future Event of Default or of any other Event of Default. No failure to accelerate the debt of the Maker evidenced hereby by reason of an Event of Default or indulgence granted from time to time shall be construed to be a waiver of the right to insist upon prompt payment thereafter; or shall be deemed to be a novation of this Debenture or a reinstatement of such debt evidenced hereby or a waiver of such right of acceleration or any other right, or be construed so as to preclude the exercise of any right the Holder may have, whether by the laws of the state governing this Debenture, by agreement or otherwise; and the Maker hereby expressly waives the benefit of any statute or rule of law or equity that would produce a result contrary to or in conflict with the foregoing.

11. Amendment; Waiver. No modification, alteration, waiver or change of any of the provisions hereof shall be effective unless in writing and signed by the Maker and the Holder and, then, only to the extent set forth in such writing.

12. Governing Law; Consent to Jurisdiction. This Debenture shall be binding upon the Maker and its successors, assigns and legal representatives. The validity, construction and interpretation of this Debenture will be governed, and construed in accordance with, the laws of the State of New York. THE MAKER HEREBY WAIVES ANY RIGHT TO REQUEST A TRIAL BY JURY IN ANY LITIGATION WITH RESPECT TO THIS DEBENTURE AND REPRESENTS THAT COUNSEL HAS BEEN CONSULTED SPECIFICALLY AS TO THIS WAIVER.

The Maker irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Debenture and the transactions contemplated hereby. Service of process in connection with any such suit, action or proceeding may be served on the Maker anywhere in the world by the same methods as are specified for the giving of notices under the Purchase Agreement. The Maker irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. The Maker irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the undersigned has duly executed this Debenture on behalf of the Maker as of the date set forth below.

ATTEST:	INCARA PHARMACEUTICALS CORPORATION

By:
Name:	Name:
Title:

Dated: January 9, 2004

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